Exhibit 99.1

Scientific Games Reports 2016 Second Quarter Results

Momentum Builds with Third Consecutive Quarter of Revenue Growth

LAS VEGAS, Aug. 5, 2016 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or "the Company") today reported results for the second quarter ended June 30, 2016.

"Thanks to the hard work of the entire Scientific Games team, we delivered our third consecutive quarter of year-over-year increases in revenue, operating income and cash flow from operating activities. We're on a roll -- executing on our business strategies, delivering improved results, and paying down debt," said Gavin Isaacs.

"Our performance demonstrates the ongoing success of our business and the value from our diverse revenue streams. Our Interactive division is on fire, gaming machine sales were strong, and the Lottery segment's instant games revenue turned in an exceptional performance. We remain focused on driving innovation and fiscal discipline to support future cash flow growth to create meaningful and sustained long-term shareholder value."

2016 Second Quarter Financial Highlights:

  Revenue increased 5 percent, or $37.7 million, year over year to $729.2 million, despite the impact from $5.3 million of unfavorable currency translation and $6.6 million due to the previously disclosed January 2016 expiration of the China lottery validation contract. Revenue growth included a 62-percent increase in Interactive revenue, an 11-percent increase in gaming machine sales revenue, and an 11-percent increase in instant games revenue.
  Operating income increased to $59.1 million from essentially breakeven in the year-ago quarter, reflecting the higher revenue, the benefit of cost synergies from 2015 integration initiatives, lower costs associated with integration and restructuring activities, and lower impairment charges. Net loss declined 49% to $51.7 million, reflecting the improved operating income as well as a $25.2 million gain on early extinguishment of debt, compared to a net loss of $102.2 million in the prior-year period.
  Attributable EBITDA ("AEBITDA"), a non-GAAP financial measure as defined below, reached $279.7 million, a 5-percent increase driven by higher revenue and a benefit from completed integration actions.
  Net cash from operating activities more than doubled to $90.8 million from $36.6 million in the year-ago quarter.  Free cash flow, a non-GAAP financial measure as defined below, increased to $15.0 million from a negative $12.4 million use of cash in the year-ago quarter.
  Scientific Games continued to de-lever in the second quarter with a $79.8 million reduction in the principal face value of its debt, which included the repurchase of $65.9 million aggregate principal face value of the Company's subordinated 6.250% Notes due 2020 and 6.625% Notes due 2021 at a discount.
  Cash and availability under our revolving credit facility was $558.8 million as of June 30, 2016.

Michael Quartieri, Scientific Games Executive Vice President and Chief Financial Officer, said, "Across our global operations, we continue to manage costs and execute on our strategies to deliver consistent revenue growth. Our ongoing implementation of process improvements is generating operating efficiencies which, combined with fiscal discipline in our capital spending and a focus on improving our core working capital, is leading to higher cash flow and reducing our leverage. Since closing on the Bally acquisition in 2014, our total debt has been reduced by more than $250 million."

CONSOLIDATED SUMMARY SECOND QUARTER FINANCIAL RESULTS
($ in millions, except per share amounts)	Three Months Ended June 30,
	2016	2015
Revenue	$ 729.2	$ 691.5
Operating income (loss)	59.1	(0.1)
Net loss before income taxes	(71.3)	(167.5)
Net loss	(51.7)	(102.2)
Net loss per share	(0.59)	(1.19)
Net cash provided by operating activities	90.8	36.6
Capital expenditures	81.4	70.7
Net payment of debt	52.6	19.2

Non-GAAP Financial Measures(1):
AEBITDA	$ 279.7	$ 266.0
AEBITDA margin	38.4%	38.5%
Free cash flow	$ 15.0	$ (12.4)

	As of June 30,	As of Dec. 31,
Balance Sheet Measures:	2016	2015
Cash and cash equivalents	$ 101.4	$ 128.7
Total debt	8,117.3	8,207.0
Total assets	7,465.1	7,732.2
Available liquidity	558.8	583.0

(1)  The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to GAAP measures in the accompanying supplemental tables at the end of this release.

GAMING SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2016

  Total Gaming revenue was $441.9 million compared to $449.7 million in the prior-year quarter, inclusive of a $3.7 million unfavorable foreign currency impact.
  Operating income improved to $46.7 million from a loss of $0.8 million in the year-ago period. The increase reflected benefits from integration cost synergies largely implemented in prior periods, coupled with a decline in integration costs and charges, including lower impairment charges, compared to the 2015 second quarter, and lower selling, general and administrative expense, which included the benefit of insurance proceeds related to settlement of a legal matter. These improvements were partially offset by a less profitable revenue mix as an increase in lower-margin gaming machine sales revenue was offset by a decline in higher-margin gaming systems revenue.
  AEBITDA rose to $201.3 million and AEBITDA margin reached 45.6 percent, marking a 110 basis point year-over-year improvement that largely reflected the benefit of cost synergies from integration actions implemented in the prior year.
  Gaming operations revenue totaled $186.0 million, a 2-percent decline reflecting a 947-unit year-over-year reduction in the installed base of WAP, premium, and daily-fee participation gaming machines. As a result of the lower mix of higher-yielding WAP games, average daily revenue was down $3.92 per unit. The installed base of other participation and leased games increased 2,625 units year over year, due primarily to additional placements of electronic table games and an increase in the number of leased units in the Caribbean and other international markets during the last three quarters, and the average daily revenue of these units increased $0.49 per unit.
  On a quarterly sequential basis, both the installed footprint and average daily revenue of WAP, premium, and daily-fee participation units were essentially flat. The installed base of other participation and leased units was essentially flat, while the average daily revenue of these units increased 4 percent, or $0.57 per unit. Several new premium licensed games were launched during the second quarter, including CIRQUE DU SOLEIL KOOZA™, FRIENDS™ I'll Be There For You, MARGARITAVILLE®, CHEERS™, MONOPOLY™ Money and TITANIC™ Heart of the Ocean.
  Gaming machine sales revenue of $154.4 million increased 11 percent, primarily due to an 863-unit increase in global shipments to 7,668 new gaming machines. Contributing to the increase in shipments were higher sales of the Pro Series WAVE, TwinStar™ and Dualos cabinets.  U.S. and Canadian shipments increased 17 percent to 4,678 units, comprising 3,468 replacement units (inclusive of 431 Oregon VLT units) and 1,210 units for new casino openings and expansions (including 740 Illinois VGT units). International shipments increased 7 percent to 2,990 units, including 125 units for new casino openings and expansions.  The average sales price was $16,859 per unit, reflecting a greater mix of high-performing, premium gaming machines, which more than offset lower-priced VLT and VGT units.
  Gaming systems revenue was $59.5 million compared to $77.6 million in the year-ago quarter. The systems business has been impacted by fewer large, multi-site opportunities, system replacements, and new casino openings compared to the prior-year quarter. Systems maintenance revenue increased 5 percent.
  Table products revenue totaled $42.0 million, reflecting a slight decrease in sales of shufflers and other utility products partially offset by ongoing growth in revenue from leased shufflers, proprietary table games, and progressives. The installed base of shufflers increased 6 percent to a quarter-end record number of installed units, while proprietary table games and table game progressives also rose to record levels, including the successful launch of the new blackjack Blazing 7s® Progressive.
  Scientific Games garnered the largest floor share, at 32 percent, of the new Hollywood Casino Jamul-San Diego, CA, which is expected to open this quarter.  The portfolio of products selected include Bally, WMS® and SG-branded gaming machines, Shuffle Master® and other branded table games and products and a robust Bally gaming system.
  The unique, new and highly anticipated GameScape™ cabinet (a dedicated participation platform) featuring a player-favorite branded WILLY WONKA'S WORLD OF WONKA game is expected to launch later this month.

GAMING SEGMENT	Three Months Ended
($ in millions)	June 30,		Increase/(Decrease)
	2016	2015	Amount	%
Gaming revenue	$ 441.9	$ 449.7	$ (7.8)	(1.7)%

Operating income (loss)	$ 46.7	$ (0.8)	$ 47.5	nm

AEBITDA(1)	$ 201.3	$ 200.0	$ 1.3	0.7%
AEBITDA margin	45.6%	44.5%

Gaming Revenue Metrics
Revenue by Lines of Business(2):
Gaming operations	$ 186.0	$ 189.8	$ (3.8)	(2.0)%
Gaming machine sales	154.4	138.7	15.7	11.3%
Gaming systems	59.5	77.6	(18.1)	(23.3)%
Table products	42.0	43.6	(1.6)	(3.7)%
Gaming revenue	$ 441.9	$ 449.7	$ (7.8)	(1.7)%

nm = not meaningful

(1) AEBITDA in the 2016 and 2015 second quarter periods included $1.9 million and $2.0 million, respectively, of EBITDA from equity investments in International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

(2) Gaming operations revenue is included in services revenue, gaming machine sales revenue is included in product sales revenue, and portions of gaming systems and table products revenue are included in both services revenue and product sales revenue.

LOTTERY SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2016

  Total Lottery revenue increased $13.7 million, despite the unfavorable impact of $6.6 million due to the expiration of the China Sports Lottery validation contract and $1.2 million of unfavorable currency translation.
  Operating income increased $8.9 million, primarily reflecting the higher revenue, a more profitable revenue mix and lower depreciation and amortization, partially offset by the expiration of the high-margin China validation contract and higher selling, general and administrative expense and research and development expense.
  AEBITDA reached $95.2 million and AEBITDA margin was 46.7 percent, largely reflecting the higher operating income and a $6.6 increase in EBITDA from equity investments.
  Instant games revenue of $150.9 million increased $15.4 million, or 11 percent, reflecting our continued market leadership in the instant games business. Performance was primarily driven by a 17-percent increase in U.S. instant games revenue with particular strength reflected in the retail sales growth at customers with participation contracts, as well as revenue from licensed games, multi-games and loyalty programs.
  Services revenue totaled $44.1 million, a 4-percent decline year over year reflecting lower international revenue due to the cessation of the China validation contract in January 2016, partially offset by higher U.S. revenue, including increased retail sales of multi-state games.
  Product sales revenue was essentially flat.
  The Company signed a new instant games agreement with the Belgium national lottery, displacing a competitor.  Anticipated to begin in the second half of 2016, the one-year contract has extension options held by the customer for up to three additional years.
  The Company was awarded a new agreement by the Georgia Lottery that provided for a seven-year extension of the current instant games contract.
LOTTERY SEGMENT	Three Months Ended
($ in millions)	June 30,		Increase/(Decrease)
	2016	2015	Amount	%
Lottery revenue	$ 203.9	$ 190.2	$ 13.7	7.2%

Operating income	$ 57.9	$ 49.0	$ 8.9	18.2%

AEBITDA(1)	$ 95.2	$ 82.6	$ 12.6	15.3%
AEBITDA margin	46.7%	43.4%

Lottery Revenue Metrics
Instant games revenue	$ 150.9	$ 135.5	$ 15.4	11.4%
Services revenue	44.1	45.9	(1.8)	(3.9)%
Product sales revenue	8.9	8.8	0.1	1.1%
Lottery revenue	$ 203.9	$ 190.2	$ 13.7	7.2%

(1) AEBITDA in the 2016 and 2015 second quarter periods included $18.9 million and $12.2 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").

INTERACTIVE SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2016

  Total Interactive revenue grew 62 percent to $83.4 million, primarily due to a 68-percent increase in social gaming revenue, reflecting the ongoing popularity of Jackpot Party® Social Casino and the success of the recently launched Quick Hit® Slots and Hot Shot™ Social Casino social gaming apps. Interactive revenue increased 15 percent on a quarterly sequential basis.
  Operating income increased to $13.7 million, primarily reflecting the higher revenue. Selling, general and administrative expense and research and development expense increased primarily due to higher marketing and player acquisition expenses, coupled with new product development costs for which revenue has not yet been recognized.
  AEBITDA rose 37 percent to $18.2 million, primarily reflecting higher revenue, partially offset by higher selling, general, and administrative expense and research and development expense, due to higher marketing costs and product development costs to support ongoing growth initiatives.  AEBITDA margin was 21.8 percent, in line with the 2016 first quarter.
  The Blazing 7s Hot Shot Slots gaming app was launched toward the end of the second quarter, featuring simulated mechanical reel slot machines and capitalizing on the strong appeal of the player-favorite brand.

INTERACTIVE SEGMENT	Three Months Ended
(in millions, except ARPDAU)	June 30,		Increase/(Decrease)
	2016	2015	Amount	%
Interactive revenue	$ 83.4	$ 51.6	$ 31.8	61.6%

Operating income	$ 13.7	$ 7.3	$ 6.4	87.7%

AEBITDA	$ 18.2	$ 13.3	$ 4.9	36.8%
AEBITDA margin	21.8%	25.8%

Interactive Key Performance Indicators
Interactive - social casinos:
Average MAU(1)	8.0	7.3	0.7	9.6%
Average DAU(2)	2.4	2.2	0.2	9.1%
ARPDAU(3)	$ 0.31	$ 0.21	$ 0.10	47.6%

(1) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(2) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(3) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days for the period.

Liquidity and Capital Resources

  During the second quarter, the Company repurchased $65.9 million in aggregate principal face value of its 6.250% Notes due 2020 and 6.625% Notes due 2021 for $39.9 million plus accrued interest, resulting in a $25.2 million gain on early extinguishment of debt during the quarter. Additionally, the Company paid $10.8 million in scheduled amortization of its term loans. In aggregate, the Company reduced the total principal face value of its debt by $79.8 million. The $44.3 million of lower cash and cash equivalents at June 30, 2016 compared to March 31, 2016 reflected the Company's use of cash to reduce debt.
  Capital expenditures totaled $81.4 million.  For 2016, the Company now expects capital expenditures to be within a range of $260-$280 million, a reduction from the previously expected range of $290-$310 million, based on planned investments, including lower expected capital costs to facilitate integration initiatives.

Earnings Conference Call

Executive leadership of Scientific Games will host a conference call at 8:30 a.m. EDT, Friday, August 5, 2016 to review the Company's Q2 results. To access the call live via a listen-only webcast and presentation, please visit scientificgames.com/investors/quarterly-earnings/ and click on the webcast link under the Investor Information section. To access the call by telephone, please call: 1 (888) 221-9373 (U.S. and Canada) or +1 (704) 385-4883 (International). The conference ID is: SGMS. A replay of the webcast will be archived in the Investors section on ScientificGames.com.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming, lottery and interactive markets. The Company's portfolio includes gaming machines, game content and systems; table games products and utilities; instant and draw-based lottery games; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and interactive content and services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS

Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

CHEERS™ & © 2016 CBS Studios Inc. CHEERS and related marks are trademarks of CBS Studios Inc. All Rights Reserved.

Cirque du Soleil, Sun Logo, and KOOZA trademarks owned by Cirque du Soleil and used under license. © 2016 Cirque du Soleil. All rights reserved. Licensed by Cirque du Soleil.

FRIENDS and all related characters and elements are trademarks of and © Warner Bros. Entertainment Inc. (s16)

MARGARITAVILLE® & © 2016 Margaritaville Enterprises, LLC. All rights reserved. MARGARITAVILLE is a registered trademark of Margaritaville Enterprises, LLC and is used under license.

MONOPOLY is a trademark of Hasbro. Used with permission. ©2016 Hasbro. All rights reserved.

TITANIC TM & ©1997, 2016 by Twentieth Century Fox Film Corporation and Paramount Pictures Corporation. All Rights Reserved.

WILLY WONKA AND THE CHOCOLATE FACTORY and all related characters and elements © Warner Bros. Entertainment Inc. (s16)

All ® notices signify marks registered in the United States. © 2016 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including declines in or slow growth of gross gaming revenues or lottery retail sales, reductions in or constraints on capital spending by gaming or lottery operators and bankruptcies of, or credit risk relating to, customers; limited growth from new gaming jurisdictions, declines in the replacement cycle of existing gaming machines and slow addition of casinos in existing jurisdictions; ownership changes and consolidation in the gaming industry, including by casino operators; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology; inability to develop successful gaming concepts and content; laws and government regulations, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the gaming, lottery and interactive industries; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in our debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our software and systems and reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships, including (i) the inability of our joint venture to realize the anticipated benefits under its private management agreement with the Illinois lottery or from the disentanglement services performed in connection with the termination thereof, (ii) the inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey Lottery or otherwise to realize the anticipated benefits under such agreement and (iii) failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the Bally acquisition or the WMS acquisition, other recent acquisitions, or future acquisitions, including due to the inability to successfully integrate such acquisitions or realize synergies in the anticipated amounts or within the contemplated time frames or cost expectations, or at all; disruption of our current plans and operations in connection with our recent acquisitions (including in connection with the integration of Bally and WMS), including departure of key personnel or inability to recruit additional qualified personnel or maintain relationships with customers, suppliers or other third parties; incurrence of employee termination or restructuring costs, and impairment or asset write-down charges; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; implementation of complex revenue recognition standards; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates (including those fluctuations related to the affirmative vote in the U.K. to withdraw from the EU), restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; dependence on our key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 29, 2016 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow and EBITDA from equity investments (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses AEBITDA and free cash flow to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels. The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA, both on a consolidated and business segment basis, is helpful because this non-GAAP financial measure eliminates the effects of transaction, integration or other items that management believes have less bearing on the Company's underlying operating performance. Management believes AEBITDA margin, both on a consolidated and business segment basis, is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because a significant amount of the Company's business is conducted through its equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented herein as supplemental disclosure for illustrative purposes only and is reconciled to net income (loss) as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below. We also present AEBITDA by business segment in this earnings release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

AEBITDA, as used herein, is derived from the definition of "consolidated EBITDA" in our credit agreement and includes our consolidated EBITDA plus (without duplication) our pro rata share of the EBITDA from equity investments (as defined below), subject to adjustments only to the extent contemplated by the definition of consolidated EBITDA in our credit agreement ("credit agreement adjustments").

The Company anticipates that it will not include certain credit agreement adjustments in AEBITDA for purposes of the Company's earnings releases (and has not included those adjustments in the calculation of AEBITDA in this earnings release). For example, we do not expect to give effect in AEBITDA to certain "pro forma" adjustments contemplated by the credit agreement (including adjustments for acquisitions or dispositions), expected cost savings and other synergies, franchise taxes, Sarbanes-Oxley compliance costs or certain charges related to Northstar Illinois. AEBITDA for purposes of the Company's earnings releases will not include any add-backs beyond those contemplated by the credit agreement adjustments.

Consolidated EBITDA as defined in our credit agreement means, for any period, "consolidated net income" as defined in the credit agreement for such period plus, without duplication and, if applicable, except with respect to clauses (9), (10), (16) and (19) below, to the extent deducted in calculating such consolidated net income for such period, the sum of: (1) provisions for income (or similar) taxes, including franchise, excise and similar taxes and foreign withholding taxes; (2) interest expense (net of interest income, other than interest income earned on customer accounts), net losses on interest rate hedging obligations, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with debt; (3) depreciation and amortization expense and impairment charges; (4) extraordinary, unusual or non-recurring charges, expenses or losses, including severance costs and legal and settlements; (5) any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period); (6) non-cash stock-based compensation expenses; (7) transaction costs, fees, losses and expenses (whether or not any transaction is consummated); (8) management, monitoring, consulting and advisory fees, and due diligence expense and other transaction fees and expenses and related expenses paid; (9) proceeds from any business interruption insurance (to the extent not reflected as revenue or income); (10) certain pro forma cost savings and other synergies; (11) earn-out and similar obligations incurred in connection with any acquisition or other investment; (12) charges and expenses to the extent indemnified or insured by a third party to the extent that coverage has not been denied (other than any such denial that is being contested in good faith) and so long as such amounts are actually reimbursed within one year; (13) net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; (14) costs of surety bonds in connection with financing activities, (15) costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002; (16) certain identified pro forma adjustments; (17) charges or expenses attributable to cost savings initiatives, business optimization, management changes, restructurings and integrations; (18) (a) any net loss resulting from hedge agreements and the application of FASB ASC 815 or currency translation losses related to currency re-measurements of debt and (b) the amount of loss resulting from a sale of receivables, payment intangibles and related assets in connection with a receivables financing; (19) cash receipts not included in consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of consolidated EBITDA for any previous period and not added back; (20) up-front fees and certain other costs in connection with certain lottery or gaming licenses or concessions; and (21) charges not to exceed $8 million in respect of liabilities of Northstar Illinois, as disclosed in our quarterly report for the fiscal quarter ended June 30, 2014; minus, to the extent reflected in the statement of such consolidated net income for such period, the sum, without duplication, of: (1) any extraordinary, unusual or non-recurring income or gains; (2) non-cash income or gains (other than the accrual of revenue in the ordinary course), subject to specified exceptions; (3) gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; (4) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (to the extent such non-cash income or gain previously increased consolidated net income in a prior period); (5) net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; and (6) (a) any net gain resulting from hedge agreements and the application of FASB ASC Topic 815, (b) any net gain resulting in such period from currency translation gains related to currency re-measurements of debt and (c) the amount of gain resulting in such period from a sale of receivables, payment intangibles and related assets in connection with a receivables financing. Consolidated EBITDA is subject to certain pro forma adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. Consolidated EBITDA also includes our pro rata share of the EBITDA from equity investments (without duplication of amounts otherwise constituting consolidated net income, as noted above). The foregoing definition of consolidated EBITDA is summary in nature and is qualified in its entirety by reference to the full text of such definition in the Company's credit agreement, a copy of which is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2014.

AEBITDA margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three months ended June 30, 2016 and 2015, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented herein as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below. We also present AEBITDA margin by business segment in this release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented herein as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below. Our definition of "free cash flow" was modified in the first quarter of 2016 to include payments on license obligations, additions to equity investments and distributions of capital on equity investments. In order to enhance comparability, free cash flow for prior periods presented herein (including the accompanying tables) have been conformed to the new definition.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

- # # # -

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Services	$ 363.5	$ 337.9	$ 713.8	$ 668.3
Product sales	214.8	218.1	412.4	417.5
Instant games	150.9	135.5	285.0	264.4
Total revenue	729.2	691.5	1,411.2	1,350.2

Operating expenses:
Cost of services (1)	101.4	98.6	196.3	189.1
Cost of product sales(1)	100.7	107.9	195.1	205.8
Cost of instant games(1)	74.1	68.8	141.1	135.8
Selling, general and administrative	144.9	140.9	287.2	286.8
Research and development	51.7	48.0	101.5	94.9
Employee termination and restructuring	4.2	5.2	6.9	13.4
Depreciation and amortization	193.1	222.2	373.7	406.4
Operating income (loss)	59.1	(0.1)	109.4	18.0
Other (expense) income:
Interest expense	(165.3)	(166.4)	(331.0)	(330.7)
Earnings from equity investments	8.0	3.3	11.2	6.4
Gain on early extinguishment of debt	25.2	-	25.2	-
Other income (expense), net	1.7	(4.3)	2.4	(9.9)
Total other expense, net	(130.4)	(167.4)	(292.2)	(334.2)
Net loss before income taxes	(71.3)	(167.5)	(182.8)	(316.2)
Income tax benefit	19.6	65.3	38.8	127.6
Net loss	$ (51.7)	$ (102.2)	$ (144.0)	$ (188.6)

Basic and diluted net loss per share:
Basic	$ (0.59)	$ (1.19)	$ (1.66)	$ (2.20)
Diluted	$ (0.59)	$ (1.19)	$ (1.66)	$ (2.20)

Weighted average number of shares used in per share calculations:
Basic shares	87.3	85.9	86.9	85.6
Diluted shares	87.3	85.9	86.9	85.6

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30,	December 31,
	2016	2015
Assets:
Cash and cash equivalents	$ 101.4	$ 128.7
Restricted cash	24.5	20.2
Accounts receivable, net	501.3	487.1
Notes receivable, net	140.0	167.7
Inventories	249.0	248.5
Prepaid expenses, deposits and other current assets	120.9	123.3
Total current assets	1,137.1	1,175.5

Long-term restricted cash	17.4	17.9
Long-term notes receivable, net	43.8	51.3
Property and equipment, net	695.5	794.0
Goodwill	2,992.5	3,013.7
Intangible assets, net	1,891.9	1,920.0
Software, net	443.2	485.9
Equity investments	199.8	228.5
Other assets	43.9	45.4
Total assets	$ 7,465.1	$ 7,732.2

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 49.7	$ 50.3
Accounts payable	178.6	159.8
Accrued liabilities	417.1	443.8
Total current liabilities	645.4	653.9

Deferred income taxes	173.9	228.2
Other long-term liabilities	245.1	188.9
Long-term debt, excluding current portion	8,067.6	8,156.7
Total stockholders' deficit	(1,666.9)	(1,495.5)
Total liabilities and stockholders' deficit	$ 7,465.1	$ 7,732.2

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$ (51.7)	$ (102.2)	$ (144.0)	$ (188.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	193.1	222.2	373.7	406.4
Change in deferred income taxes	(38.7)	(78.6)	(57.0)	(145.7)
Stock-based compensation	6.0	7.0	12.5	12.1
Non-cash interest expense	10.2	9.5	20.2	19.0
Earnings from equity investments, net	(8.0)	(3.3)	(11.2)	(6.4)
Distributed earnings from equity investments	16.3	18.3	16.3	19.9
Gain on early extinguishment of debt	(25.2)	-	(25.2)	-
Changes in current assets and liabilities and other	(11.2)	(36.3)	6.6	(2.3)
Net cash provided by operating activities	90.8	36.6	191.9	114.4

Cash flows from investing activities:
Capital expenditures	(81.4)	(70.7)	(132.6)	(142.8)
Change in other assets and liabilities and other	4.6	8.7	6.1	8.5
Distributions of capital on equity investments	21.0	31.4	22.5	35.2
Change in restricted cash	(3.2)	0.8	(3.8)	1.0
Net cash used in investing activities	(59.0)	(29.8)	(107.8)	(98.1)

Cash flows from financing activities:
Net payments of long-term debt	(52.6)	(19.2)	(80.1)	(36.2)
Contingent earnout payments	-	(0.5)	-	(0.5)
Payments on license obligations	(15.4)	(9.7)	(25.0)	(18.7)
Net redemptions of common stock under stock-based compensation plans	(4.4)	1.6	(4.4)	0.9
Net cash used in financing activities	(72.4)	(27.8)	(109.5)	(54.5)
Effect of exchange rate changes on cash and cash equivalents	(3.7)	(1.1)	(1.9)	(4.5)
Decrease in cash and cash equivalents	(44.3)	(22.1)	(27.3)	(42.7)
Cash and cash equivalents, beginning of period	145.7	151.2	128.7	171.8
Cash and cash equivalents, end of period	$ 101.4	$ 129.1	$ 101.4	$ 129.1

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended June 30, 2016

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 236.0	$ 44.1	$ 83.4	$ -	$ 363.5
Product sales	205.9	8.9	-	-	214.8
Instant games	-	150.9	-	-	150.9
Total revenue	$ 441.9	$ 203.9	$ 83.4	$ -	$ 729.2

Operating expenses:
Cost of services (1)	$ 44.4	$ 26.8	$ 30.2	$ -	$ 101.4
Cost of product sales (1)	93.4	7.3	-	-	100.7
Cost of instant games (1)	-	74.1	-	-	74.1
Selling, general and administrative	61.2	17.8	26.8	39.1	144.9
Research and development	38.5	2.6	8.4	2.2	51.7
Employee termination and restructuring	3.4	0.2	0.5	0.1	4.2
Depreciation and amortization	154.3	17.2	3.8	17.8	193.1
Operating income (loss)	$ 46.7	$ 57.9	$ 13.7	$ (59.2)	$ 59.1

Other (expense) income:
Interest expense					$ (165.3)
Earnings from equity investments	$ 1.4	$ 6.6	$ -	$ -	8.0
Gain on early extinguishment of debt				25.2	25.2
Other income, net				1.7	1.7
Total other expense, net					$ (130.4)

Net loss before income taxes					$ (71.3)
Income tax benefit					19.6
Net loss					$ (51.7)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (51.7)
Employee termination and restructuring (2)	$ 3.4	$ 0.2	$ 0.5	$ 0.1	4.2
M&A and other (incl. purchase accounting) (2)(4)	(6.8)	-	-	3.8	(3.0)
Depreciation and amortization	154.3	17.2	3.8	17.8	193.1
Other expense, net				(2.2)	(2.2)
Interest expense					165.3
Income tax benefit					(19.6)
Stock-based compensation	1.8	1.0	0.2	3.0	6.0
Gain on early extinguishment of debt				(25.2)	(25.2)
EBITDA from equity investments (3)	1.9	18.9	-	-	20.8
Earnings from equity investments	(1.4)	(6.6)	-	-	(8.0)
Attributable EBITDA	$ 201.3	$ 95.2	$ 18.2	$ (35.0)	$ 279.7

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 201.3	$ 95.2	$ 18.2	$ (35.0)	$ 279.7
Revenue	$ 441.9	$ 203.9	$ 83.4	-	$ 729.2
Attributable EBITDA as a % of Revenue	45.6%	46.7%	21.8%		38.4%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $0.0 million.
(3) The Company received $37.3 million in cash distributions and return of capital payments from its equity investees.
(4) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Six Months Ended June 30, 2016

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 468.6	$ 89.2	$ 156.0	$ -	$ 713.8
Product sales	395.0	17.4	-	-	412.4
Instant games	-	285.0	-	-	285.0
Total revenue	$ 863.6	$ 391.6	$ 156.0	$ -	$ 1,411.2

Operating expenses:
Cost of services (1)	$ 85.6	$ 54.9	$ 55.8	$ -	$ 196.3
Cost of product sales (1)	181.2	13.9	-	-	195.1
Cost of instant games (1)	-	141.1	-	-	141.1
Selling, general and administrative	129.1	34.3	51.3	72.5	287.2
Research and development	76.7	5.2	15.7	3.9	101.5
Employee termination and restructuring	5.0	1.3	0.5	0.1	6.9
Depreciation and amortization	295.9	35.0	7.5	35.3	373.7
Operating income (loss)	$ 90.1	$ 105.9	$ 25.2	$ (111.8)	$ 109.4

Other (expense) income:
Interest expense					$ (331.0)
Earnings from equity investments	$ 1.4	$ 9.8	$ -	$ -	11.2
Gain on early extinguishment of debt				25.2	25.2
Other income, net				2.4	2.4
Total other expense, net					$ (292.2)

Net loss before income taxes					$ (182.8)
Income tax benefit					38.8
Net loss					$ (144.0)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (144.0)
Employee termination and restructuring (2)	$ 5.0	$ 1.3	$ 0.5	$ 0.1	6.9
M&A and other (incl. purchase accounting) (2)(4)	(5.9)	-	-	3.8	(2.1)
Depreciation and amortization	295.9	35.0	7.5	35.3	373.7
Other expense, net				(0.6)	(0.6)
Interest expense					331.0
Income tax benefit					(38.8)
Stock-based compensation	3.9	1.7	0.4	6.5	12.5
Gain on early extinguishment of debt				(25.2)	(25.2)
EBITDA from equity investments (3)	3.5	32.8	-	-	36.3
Earnings from equity investments	(1.4)	(9.8)	-	-	(11.2)
Attributable EBITDA	$ 392.5	$ 176.7	$ 33.6	$ (64.3)	$ 538.5

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 392.5	$ 176.7	$ 33.6	$ (64.3)	$ 538.5
Revenue	$ 863.6	$ 391.6	$ 156.0	-	$ 1,411.2
Attributable EBITDA as a % of Revenue	45.4%	45.1%	21.5%		38.2%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $0.0 million.
(3) The Company received $38.8 million in cash distributions and return of capital payments from its equity investees.
(4) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended June 30, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 240.4	$ 45.9	$ 51.6	$ -	$ 337.9
Product sales	209.3	8.8	-	-	218.1
Instant games	-	135.5	-	-	135.5
Total revenue	$ 449.7	$ 190.2	$ 51.6	$ -	$ 691.5

Operating expenses:
Cost of services (1)	$ 53.1	$ 27.5	$ 18.0	$ -	$ 98.6
Cost of product sales (1)	100.9	7.0	-	-	107.9
Cost of instant games (1)	-	68.8	-	-	68.8
Selling, general and administrative	71.2	16.4	15.2	38.1	140.9
Research and development	41.1	1.5	5.4	-	48.0
Employee termination and restructuring	2.7	-	0.3	2.2	5.2
Depreciation and amortization	181.5	20.0	5.4	15.3	222.2
Operating income (loss)	$ (0.8)	$ 49.0	$ 7.3	$ (55.6)	$ (0.1)

Other (expense) income:
Interest expense					$ (166.4)
Earnings from equity investments	$ 1.8	$ 1.5	$ -	$ -	3.3
Other expense, net				$ (4.3)	(4.3)
Total other expense, net					$ (167.4)

Net loss before income taxes					$ (167.5)
Income tax benefit					65.3
Net loss					$ (102.2)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (102.2)
Employee termination and restructuring (2)	$ 2.7	$ -	$ 0.3	$ 2.2	5.2
M&A and other charges (incl. purchase accounting) (2)	6.5	-	0.1	3.2	9.8
Inventory write-down for discontinued product lines (2)	5.9	-	-	-	5.9
Depreciation and amortization:
Long term asset impairments and write-downs (2)	35.1	-	-	-	35.1
Other	146.4	20.0	5.4	15.3	187.1
Other expense, net				6.1	6.1
Interest expense					166.4
Income tax benefit					(65.3)
Stock-based compensation	2.2	1.4	0.2	3.2	7.0
EBITDA from equity investments (3)	2.0	12.2	-	-	14.2
Earnings from equity investments	(1.8)	(1.5)	-	-	(3.3)
Attributable EBITDA	$ 200.0	$ 82.6	$ 13.3	$ (29.9)	$ 266.0

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 200.0	$ 82.6	$ 13.3	$ (29.9)	$ 266.0
Revenue	$ 449.7	$ 190.2	$ 51.6	-	$ 691.5
Attributable EBITDA as a % of Revenue	44.5%	43.4%	25.8%		38.5%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $21.3 million.
(3) The Company received $49.7 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Six Months Ended June 30, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 478.3	$ 91.5	$ 98.5	$ -	$ 668.3
Product sales	397.2	20.3	-	-	417.5
Instant games	-	264.4	-	-	264.4
Total revenue	$ 875.5	$ 376.2	$ 98.5	$ -	$ 1,350.2

Operating expenses:
Cost of services (1)	$ 98.6	$ 55.9	$ 34.6	$ -	$ 189.1
Cost of product sales (1)	188.7	17.1	-	-	205.8
Cost of instant games (1)	-	135.8	-	-	135.8
Selling, general and administrative	145.4	33.5	30.3	77.6	286.8
Research and development	80.9	3.1	10.9	-	94.9
Employee termination and restructuring	6.9	0.2	1.0	5.3	13.4
Depreciation and amortization	324.8	41.3	10.5	29.8	406.4
Operating income (loss)	$ 30.2	$ 89.3	$ 11.2	$ (112.7)	$ 18.0

Other (expense) income:
Interest expense					$ (330.7)
Earnings from equity investments	$ 1.7	$ 4.7	$ -	$ -	6.4
Other expense, net				$ (9.9)	(9.9)
Total other expense, net					$ (334.2)

Net loss before income taxes					$ (316.2)
Income tax benefit					127.6
Net loss					$ (188.6)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (188.6)
Employee termination and restructuring (2)	$ 6.9	$ 0.2	$ 1.0	$ 5.3	13.4
M&A and other charges (incl. purchase accounting) (2)	21.8	-	0.1	4.5	26.4
Inventory write-down for discontinued product lines (2)	5.9	-	-	-	5.9
Depreciation and amortization:
Long term asset impairments and write-downs (2)	37.8	1.9	-	-	39.7
Other	287.0	39.4	10.5	29.8	366.7
Other expense, net				14.8	14.8
Interest expense					330.7
Income tax benefit					(127.6)
Stock-based compensation	4.2	2.4	0.4	5.1	12.1
EBITDA from equity investments (3)	3.6	27.4	-	-	31.0
Earnings from equity investments	(1.7)	(4.7)	-	-	(6.4)
Attributable EBITDA	$ 397.4	$ 160.6	$ 23.2	$ (63.1)	$ 518.1

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 397.4	$ 160.6	$ 23.2	$ (63.1)	$ 518.1
Revenue	$ 875.5	$ 376.2	$ 98.5	-	$ 1,350.2
Attributable EBITDA as a % of Revenue	45.4%	42.7%	23.6%		38.4%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $32.5 million.
(3) The Company received $55.1 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016		2015

Net cash provided by operating activities	$ 90.8	$ 36.6	$ 191.9		$ 114.4

Less: Capital expenditures	(81.4)	(70.7)	(132.6)		(142.8)
Add: Distributions of capital on equity investments	21.0	31.4	22.5		35.2
Less: Payments on license obligations	(15.4)	(9.7)	(25.0)	`	(18.7)

Free cash flow	$ 15.0	$ (12.4)	$ 56.8		$ (11.9)

Items from equity method investments included above:

During the quarter ended June 30, 2016, the Company received a return of capital payments of $1.6 million and $19.4 million from ITL and LNS, respectively; and dividends of $1.4 million and $14.9 million from RCN and LNS, respectively.

During the quarter ended June 30, 2015, the Company received return of capital payments of $16.8 million, $12.0 million and $2.6 million from LNS, Hellenic Lotteries and ITL, respectively; and dividends of $14.5 million, $2.0 million and $1.8 million from LNS, Hellenic Lotteries and RCN, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
EBITDA from equity investments (1):
Earnings from equity investments	$ 8.0	$ 3.3	$ 11.2	$ 6.4
Add: Income tax expense	3.5	2.0	5.5	3.9
Add: Depreciation and amortization	8.8	8.9	17.5	18.1
Add: Interest expense, net of other	0.5	-	2.1	2.6
EBITDA from equity investments	$ 20.8	$ 14.2	$ 36.3	$ 31.0

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing
Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

		Three Months Ended
	June 30,	June 30,	March 31,
Gaming Revenue - Supplemental Revenue Metrics	2016	2015	2016
Revenue by Lines of Business:

Gaming operations revenue	$ 186.0	$ 189.8	$ 184.4
Gaming machine sales revenue	154.4	138.7	134.5
Gaming systems revenue	59.5	77.6	59.7
Table products revenue	42.0	43.6	43.1
Gaming revenue	$ 441.9	$ 449.7	$ 421.7

Gaming operations:
WAP, premium and daily-fee participation revenue (1)	$ 105.5	$ 117.9	$ 106.5
Other leased, participation and services revenue (2)	80.5	71.9	77.9
Gaming operations revenue	$ 186.0	$ 189.8	$ 184.4

Gaming machine sales:
Gaming machine and other product sales revenue	$ 154.4	$ 138.7	$ 134.5

Gaming systems:
Hardware, software and services revenue	$ 33.5	$ 52.9	$ 33.6
Maintenance revenue	26.0	24.7	26.1
Gaming systems revenue	$ 59.5	$ 77.6	$ 59.7

Table products:
Table products sales revenue	$ 11.6	$ 14.4	$ 13.0
Leased table products revenue	30.4	29.2	30.1
Table products revenue	$ 42.0	$ 43.6	$ 43.1

Gaming Revenue - Key Performance Indicators
Gaming Operations

WAP, premium and daily-fee participation units (1):
Installed base at period end	21,909	22,856	21,975
Average daily revenue per unit	$ 52.85	$ 56.77	$ 52.94

Other participation and leased units (2):
Installed base at period end	47,857	45,232	48,086
Average daily revenue per unit	$ 15.95	$ 15.46	$ 15.38

Gaming Machine Sales

U.S. and Canadian new unit shipments	4,678	4,001	4,365
International new unit shipments	2,990	2,804	2,383
New unit shipments	7,668	6,805	6,748
Average sales price per new unit	$ 16,859	$ 16,458	$ 16,719

Lottery Revenue - Supplemental Revenue Metrics

Lottery Revenue:
Instant games revenue	$ 150.9	$ 135.5	$ 134.1
Services revenue	44.1	45.9	45.1
Product sales revenue	8.9	8.8	8.5
Lottery revenue	$ 203.9	$ 190.2	$ 187.7

Instant games revenue by geography:
United States	$ 100.5	$ 86.1	$ 92.2
International	50.4	49.4	41.9
Instant games revenue	$ 150.9	$ 135.5	$ 134.1

Services revenue by geography:
United States	$ 31.9	$ 26.4	$ 31.3
International	12.2	19.5	13.8
Services revenue	$ 44.1	$ 45.9	$ 45.1

Product sales revenue by geography:
United States	$ 0.5	$ 1.1	$ 0.8
International	8.4	7.7	7.7
Product sales revenue	$ 8.9	$ 8.8	$ 8.5

Lottery Revenue - Key Performance Indicators

Retail sales of U.S. lottery instant games customers (3)(4)	$ 11,064	$ 10,625	$ 11,331
Retail sales of U.S. lottery systems contract customers (3)(5)	$ 2,190	$ 2,042	$ 2,424
Italy retail sales of instant games (3)	€ 2,200	€ 2,217	€ 2,355

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming revenue, including SG Universe	$ 74.9	$ 44.5	$ 64.1
Real money gaming revenue	8.5	7.1	8.5
Interactive revenue	$ 83.4	$ 51.6	$ 72.6

Interactive Revenue - Key Performance Indicators
Social gaming:
Average MAU (6)	8.0	7.3	8.0
Average DAU (7)	2.4	2.2	2.5
ARPDAU (8)	$ 0.31	$ 0.21	$ 0.26

(1) WAP (wide-area progressive), premium and daily-fee participation units comprise participation gaming machines (WAP, LAP (local-area progressives) and standalone units) generally without fixed-term lease periods.

(2) Other leased, participation and services units comprise server-based gaming machines, video lottery terminals, centrally determined gaming machines, electronic table seats, Class II and other leased units.

(3) Information provided by third-party lottery operators.
(4) U.S. instant games customers' retail sales include only sales of instant games.
(5) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(6) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(7) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(8) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.

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